AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2002
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                KELLWOOD COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                         2330                    362472410
(State or Other Jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                                 (314) 576-3100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  HAL J. UPBIN
                  CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                                KELLWOOD COMPANY
                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                                 (314) 576-3100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   Copies to:
             THOMAS H. POLLIHAN                        HEIDI J. STEELE
      Senior Vice President, Secretary             McDermott, Will & Emery,
            and General Counsel                          Suite 4700
              Kellwood Company                     227 West Monroe Street
            600 Kellwood Parkway                   Chicago, Illinois 60606
            St. Louis, MO 63017                        (312) 372-2000
               (314) 576-3100

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ----------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                ----------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED
                                                                MAXIMUM            PROPOSED
                                                               OFFERING            MAXIMUM
TITLE OF EACH CLASS OF                      AMOUNT             PRICE PER          AGGREGATE       AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED            TO BE REGISTERED        SHARE(1)       OFFERING PRICE(1)           FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Kellwood Company  common stock,             5,000,000 (2)    $22.31           $111,525,000        $10,260.30
par value $0.01 per share and
related preferred stock purchase
rights
-------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for purposes of calculating the registration fee, which was pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices for the Kellwood Company common stock as reported on the New York Stock Exchange on October 1, 2002 in accordance with Rule 457 under the Securities Act of 1933.
(2)  Represents the maximum number of shares of Kellwood Company common stock
     (together with rights associated with the common stock under the Rights
     Agreement dated as of June 11, 1986 as amended on August 21, 1990, May 31,
     1996, and November 21, 2000) issuable hereunder. In addition, this
     Registration Statement covers an indeterminable number of additional shares as hereinafter may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         The information in the prospectus included herein may change. Kellwood Company may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus included herein is not an offer to sell these securities and Kellwood Company is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 2002

                                KELLWOOD COMPANY

                                5,000,000 SHARES

                                  COMMON STOCK

         We may use this prospectus to offer, issue and sell up to 5,000,000 shares of our Common Stock, par value $.01 per share, together with the associated Series A Junior Preferred Stock purchase rights (the "common stock") at various times in connection with business combinations involving our company or our subsidiaries. The common stock covered by this prospectus may be issued in connection with:

         . mergers, consolidations, recapitalizations or similar plans of acquisition;

         .        purchases of some or all of the assets of a business; and

         . exchanges for the outstanding securities, obligations or other interests of a business.

         The consideration for these acquisitions may consist of shares of common stock, cash, assumption of liabilities, or a combination of these and other forms of consideration. We expect that the specific terms of each business combination in which the common stock will be issued will be negotiated with the owners, boards of directors or other controlling persons of the businesses involved.

         We will pay all expenses of this offering. We do not expect to pay underwriting discounts or commissions in connection with issuing these shares, although we may pay investment banking fees or brokers' commissions in connection with specific business combinations. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, and any profit on the resale of the common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the business combinations described above to use this prospectus to cover resales of those shares. If this happens, we will not receive any proceeds from such resales. We will not authorize any person to use this prospectus in connection with resales of shares without our prior written consent. For more information, please read "Reselling Securities."

         Our common stock is listed on the New York Stock Exchange and traded under the symbol "KWD." The last reported sales price of our common stock on the New York Stock Exchange on October 1, 2002 was $22.65 per share.

                              ---------------------

         INVESTING IN THE COMMON STOCK ISSUED UNDER THIS PROSPECTUS INVOLVES RISK. BEFORE MAKING ANY INVESTMENT IN OUR COMPANY, YOU SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH ON PAGE 5 UNDER "RISK FACTORS."

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS _________, 2002.

                                TABLE OF CONTENTS

                                                                            Page
ABOUT THIS PROSPECTUS.................................................         2
KELLWOOD COMPANY......................................................         3
SELECTED FINANCIAL DATA...............................................         3
RISK FACTORS..........................................................         5
USE OF PROCEEDS.......................................................         7
DISTRIBUTION OF SECURITIES............................................         7
RESELLING SECURITIES..................................................         8
DESCRIPTION OF CAPITAL STOCK..........................................         9
LEGAL MATTERS.........................................................        13
WHERE YOU CAN FIND MORE INFORMATION...................................        13
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS............        15
EXPERTS...............................................................        16

                                 --------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's shelf registration rules. This prospectus provides you with a general description of the securities we may sell. Depending on the terms of the transaction, when we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering if required by the securities laws. The prospectus supplement may also add, update or change information contained in this prospectus.

         This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. To obtain this information, you must request it at least five business days before making an investment decision.

         Under the shelf registration rules, using this prospectus, together with a prospectus supplement, if one is required, we may sell from time to time, in one or more offerings, up to 5,000,000 shares of our common stock. We may issue the securities directly or through our subsidiaries in connection with:

          o mergers, consolidations, recapitalizations or similar plans of acquisition;

          o    purchases of some or all of the assets of a business; or

          o exchanges for the outstanding securities, obligations or other interests of a business.

We expect that the specific terms of each business combination in which the common stock will be issued will be negotiated with the owners, boards of directors or other controlling persons of the businesses involved.

         With our consent, persons who have received or will receive securities under this prospectus in connection with business combinations may use this prospectus to sell those securities at a later date. We refer to these persons in the prospectus as selling security holders. If required by the securities laws, these selling security holders will be named in a prospectus supplement. Please see the information described under the heading "Reselling Securities" to find out more information about resales of the securities by the selling security holders.

         Market information in the incorporated documents is generally based on our estimates and not third party sources. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

                                KELLWOOD COMPANY

         The following is a brief description of our business. Additional information is contained in our filings with the SEC. For information on how you can obtain copies of filings, please see the section entitled "Where You Can Obtain More Information."

         Our company was founded in 1961 as the successor by merger of 15 independent suppliers to Sears. Beginning in 1985, we implemented a business strategy to expand our branded label products, broaden our customer base, increase our channels of distribution and further develop our global products sourcing capability. Since 1985, we have acquired 22 domestic companies or businesses. The companies acquired since 1997 are principally marketers of branded apparel. In addition to our domestic acquisitions, in the early 1980s, we acquired Smart Shirts Limited of Hong Kong, a leading shirt and blouse manufacturer in the Far East. Since its acquisition, Smart Shirts has diversified its manufacturing capabilities from its principal base of Hong Kong to the People's Republic of China, Sri Lanka, Singapore and the Philippines.

         As a result of the above business strategy, we have redirected our focus from primarily the manufacturing of private label apparel and home fashions for Sears to a marketing-driven emphasis on branded apparel and related soft goods. Our strategy has diversified our customer base and has broadened our channels of distribution. As a result of these efforts, sales to Sears declined to 7% of total sales in fiscal 2001, compared to 50% in fiscal 1985.

         Our company was incorporated in 1961 under the laws of Delaware. Our principal executive offices are located at 600 Kellwood Parkway, St. Louis, Missouri, 63178, and our telephone number is (314) 576-3100. Our website address is www.kellwood.com.

                             SELECTED FINANCIAL DATA

KELLWOOD'S SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

         You should read the following tables in conjunction with our historical consolidated financial statements and related notes and our "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our annual reports, quarterly reports and other information on file with the SEC. See "Where You Can Obtain More Information."

         The following selected financial data for each of the five fiscal periods ended 1998, 1999, 2000, 2001 and 2002 have been derived from our consolidated financial statements. In August 1999, we changed our fiscal year-end from April 30 to January 31. This change resulted in a short fiscal year covering the nine month transition period from May 1, 1999 to January 31, 2000. The fiscal period ended January 31, 2000 in the table below covers this nine month transition period. These financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. This data should be read in conjunction with our audited consolidated financial statements, including the notes thereto, incorporated herein by reference. The summary consolidated financial data with respect to our unaudited consolidated statements of financial position as of July 31, 2002 and July 31, 2001 and our unaudited consolidated statements of income for the six months ended July 31, 2002 and July 31, 2001 have been derived from our Quarterly Report on Form 10-Q for the quarter ended July 31, 2002, which is incorporated by reference into this prospectus. The following summary is qualified in its entirety by reference to these reports and other documents and all of the financial information (including any related notes) contained therein. These reports and other documents may be inspected and copies may be obtained from the SEC in the manner set forth below.

         We acquired Fritzi California (excluding real estate) in December 1998, Koret, Inc. in April 1999, Biflex International, Inc., Academy Broadway, Dorby Frocks, Ltd., Romance du Jour, Inc. and Group B Clothing Co., Inc. during the year 2000, and Gerber Childrenswear, Inc. in June 2002. Accordingly, the results of the acquired companies are included in the consolidated financial statements from their respective acquisition dates, with the exception of Koret, Inc., which was accounted for as a pooling of interests.


                KELLWOOD SUMMARY HISTORICAL FINANCIAL INFORMATION
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                  FISCAL PERIOD ENDED,                           SIX MONTHS ENDED,
                            --------------------------------------------------------------  ----------------------
                              4/30/1998    4/30/1999    1/31/2000    1/31/2001     1/31/2002   7/31/01       7/31/02
                            ------------------------  -----------  -----------   ----------------------   ----------
                             (AUDITED)    (AUDITED)    (AUDITED)    (AUDITED)    (AUDITED)  (UNAUDITED)   (UNAUDITED)

RESULTS OF OPERATIONS
   DATA:
Net sales..............        $2,094.4     $2,151.1    $1,565.3*      $2,362.2   $2,281.8      $1,210.4      $1,034.0
Net earnings...........            50.1        2.0**        41.0*          60.8       37.7          27.0          12.5

EARNINGS PER SHARE:
Earnings per share --              1.92        .07**        1.49*          2.57       1.66          1.19           .53
   basic...............
Earnings per share -               1.85        .07**        1.48*          2.57       1.65          1.18           .52
   diluted.............

BALANCE SHEET DATA:
Total assets...........         1,103.9      1,054.2      1,097.9       1,265.7    1,044.4       1,143.4       1,191.5
Long-term debt ........           252.5        227.7        346.5         411.3      307.9         358.2         303.1
Cash dividends declared             .64          .64         .48*           .64        .64           .16           .16
Shareowners' equity....           429.7        446.2        445.9         431.1      456.7         450.7         536.5

* Nine Months
** 1999 Net earnings and earnings per share are net of unusual charges for merger costs, facilities shut-down, and goodwill impairment totaling $62.3 pretax, $57.7 after-tax ($2.16 per basic share; $2.09 per diluted share).


         The following selected consolidated financial data for each of the five fiscal periods ended 1998, 1999, 2000, 2001 and 2002 have been presented on a pro forma basis, as if our year-end had been January 31 throughout this period. This data should be read in conjunction with our audited consolidated financial statements, including the notes thereto, incorporated herein by reference.


                KELLWOOD SUMMARY HISTORICAL FINANCIAL INFORMATION
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                 12 MONTHS ENDED,                                   SIX MONTHS ENDED,
                         ----------------------------------------------------------------     -----------------------
                          1/31/1998      1/31/1999     1/31/2000    1/31/2001     1/31/2002      7/31/01       7/31/02
                          ---------      ---------     ---------    ---------     ---------      -------       -------
                         (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (AUDITED)     (AUDITED)    (UNAUDITED)   (UNAUDITED)

RESULTS OF OPERATIONS
   DATA:
Net sales..............      $2,030.7       $2,117.6     $2,193.7      $2,362.2     $2,281.8       $1,210.4      $1,034.0
Net earnings...........          44.9           55.2        10.0*          60.8         37.7           27.0          12.5

EARNINGS PER SHARE:
Earnings per share --            1.68           2.08         .36*          2.57         1.66           1.19           .53
   basic...............
Earnings per share --            1.66           2.02         .36*          2.57         1.65           1.18           .52
   diluted.............

BALANCE SHEET DATA:
Total assets...........       1,008.9        1,087.8      1,097.9       1,265.7      1,044.4        1,143.4       1,191.5
Long-term debt ........         257.0          233.5        346.5         411.3        307.9          358.2         303.1
Cash dividends declared           .63            .64          .64           .64          .64            .16           .16
Shareowners' equity....         410.1          477.7        445.9         431.1        456.7          450.7         536.5
--------
* For the 12 months ended 1/31/2000, net earnings and earnings per share are net of unusual charges for merger costs, facilities shut down and goodwill impairment totaling $61.0 pretax, $56.6 after-tax ($2.06 per basic share, $2.03 per diluted share).


RECENT ACCOUNTING CHANGES

         In July 2001 the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are not amortized but are subject to annual impairment tests in accordance with the new Statements. Other intangible assets continue to be amortized over their estimated useful lives.

         Kellwood applied these new rules of accounting for goodwill and other intangible assets beginning in the first quarter of 2002. A reconciliation of previously reported net income and earnings per share to the amounts adjusted for the exclusion of goodwill amortization for the three fiscal periods ending January 31, 2002 follows:


                                                                                                        NINE
                                                                                          MONTHS
                                                             YEAR ENDED                   ENDED
                                                              JANUARY 31,               JANUARY 31,
                                                  ---------------------------------  --------------
                                                        2002              2001             2000
                                                  ---------------   ---------------  ---------------

Net earnings
     As reported.............................     $        37,730   $        60,763  $        41,000
     Goodwill amortization...................               5,671             5,779            3,364
                                                  ---------------   ---------------  ---------------
     Adjusted net earnings...................     $        43,401   $        66,542  $        44,364
                                                  ===============   ===============  ===============
Diluted shares outstanding...................              22,912            23,676           27,748
                                                  ---------------   ---------------  ---------------

                                                                                           NINE
                                                                                          MONTHS
                                                             YEAR ENDED                   ENDED
                                                              JANUARY 31,               JANUARY 31,
                                                  ---------------------------------  --------------
                                                        2002              2001             2000
                                                  ---------------   ---------------  ----------

Diluted earnings per share:
     As reported.............................     $          1.65   $          2.57  $          1.48
     Goodwill amortization...................                 .24               .24              .12
                                                  ---------------   ---------------  ---------------
     Adjusted diluted earnings per share.....     $          1.89   $          2.81  $          1.60
                                                  ===============   ===============  ===============


                                  RISK FACTORS

         You should carefully consider the risks described below before making a decision to invest in our securities. These factors should be considered in conjunction with the other information contained in this prospectus and the documents incorporated by reference into this prospectus. If any of the following risks actually occurs, our business, financial condition, or results of operations may be seriously harmed. In that case, the trading price of our common stock may decline, and you may lose all or part of your investment.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE ON MANY LEVELS, OUR BUSINESS WOULD SUFFER.

         As an apparel company, we face competition on many fronts including the following:

          o    establishing and maintaining favorable brand recognition,
          o    developing products that appeal to consumers,
          o    pricing products appropriately, and
          o    obtaining access to retail outlets and sufficient floor space.

         Competition in the apparel industry is intense and is dominated by a number of very large brands, many of which have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than we do. The competitive responses encountered from these larger, more established apparel companies may be more aggressive and comprehensive than those we have faced. Aggressive competitive moves faced by us may result in lower prices for our products and decreased gross profit margins, or have a material adverse effect on our business, financial condition and results of operations.

OUR INABILITY TO ANTICIPATE CHANGING FASHION TRENDS COULD ADVERSELY AFFECT OUR BUSINESS.

         Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to these changes in a timely manner. If we misjudge the market for our products or product groups, we may be faced with a significant amount of unsold finished goods inventory, which could have a material adverse effect on our business.

ANY RECESSION OR UNCERTAINTIES REGARDING FUTURE ECONOMIC PROSPECTS COULD ADVERSELY AFFECT OUR BUSINESS.

         The apparel industry has historically been subject to cyclical variations, recessions in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits which could have a material adverse effect on our business, results of operations and financial condition. A number of apparel retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various apparel retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to these retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customers' receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

         Our twenty largest customers accounted for 71% of sales in 2001, with our largest customer accounting for 11% of the total. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis and are subject to certain rights of cancellation and rescheduling.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Our continued success is dependent upon our ability to retain our senior management as well as our ability to attract and retain qualified management, administrative and sales personnel to support our existing operations and future growth. The loss of the services of any members of our senior management, or the inability to attract and retain other qualified personnel, could have a material adverse effect on our business, results of operations and financial condition.

THE EXTENT OF OUR FOREIGN SOURCING AND manufacturing MAY ADVERSELY AFFECT OUR DOMESTIC BUSINESS.

         In 2001, approximately 90% of our products were manufactured outside the United States. The following may adversely affect foreign sourcing and manufacturing:

          o political instability in countries where contractors and suppliers are located,
          o    imposition of regulations and quotas relating to imports,
          o    imposition of duties, taxes and other charges on imports,
          o significant fluctuation of the value of the dollar against foreign currencies, and
          o restrictions on the transfer of funds to or from foreign countries.

         As a result of our substantial foreign sourcing and manufacturing, our domestic business is subject to the following risks:

          o quotas imposed by bilateral textile agreements between the United States and foreign countries,

          o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product or products, and
          o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE DELAY AND INCREASE COSTS.

         Fluctuations in the price, availability and quality of the fabrics or other raw materials used by us in our manufactured apparel could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We mainly use cotton twill, wool, denim, and synthetic and blended fabrics. The prices for these fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields and weather patterns. We may not be able to pass all or a portion of the higher raw materials prices on to our customers.

OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAY AND DAMAGE CUSTOMER RELATIONSHIPS.

         We use independent manufacturers to assemble or produce a substantial portion of our products. We are dependent upon the ability of these independent manufacturers to adequately finance the assembly or production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to assemble or produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We do not generally have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from our independent manufacturers or, in the event of a disruption, that we would be able to substitute in a timely manner suitable alternative manufacturers. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

                                 USE OF PROCEEDS

         This prospectus relates to shares of common stock that may be offered and issued by us from time to time in connection with business combinations. Other than the businesses, assets, securities or other interests acquired, there usually will be no proceeds to us from these offerings. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we usually will not receive any proceeds from that sale.

                           DISTRIBUTION OF SECURITIES

         We propose to issue the shares of common stock covered by this prospectus at various times in connection with:

         . mergers, consolidations, recapitalizations or similar plans of acquisition;

         . purchases of some or all of the assets of one or more businesses; and/or

         . exchanges for some or all of the outstanding securities, obligations and other interests of one or more businesses, including capital stock, debt securities, loans and partnership interests.

         We anticipate that the specific terms of each business combination in which the common stock will be issued will be negotiated with the owners, boards of directors or other controlling persons of the businesses, assets, securities or other interests involved in the business combination.

         We will pay all expenses of this offering. No underwriting discounts or commissions will be paid in connection with issuing these shares. However, investment banking or brokers' fees may be paid from time to time with respect to specific business combinations. Any person receiving fees may be deemed an underwriter within the meaning of the Securities Act, and any profit on the resale of common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act of 1933, as amended ("Securities Act"), including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements.

                              RESELLING SECURITIES

         In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities. As used in this prospectus, "selling security holders" may include donees, distributees and pledgees of securities received from a named selling security holder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

         Selling security holders may sell securities from time to time in one or more of the following transactions:

         . through the New York Stock Exchange or any other securities exchange that quotes the common stock;

         .        in the over-the-counter market;

                  in transactions other than on such exchange or in the over-the -counter market (including negotiated transactions and other private transactions);

         . in short sales (sales of shares completed by the delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

         . by pledge to secure debts and other obligations or on foreclosure of a pledge;

         . through put or call options, including the writing of exchange -traded call options, or other hedging transactions related to the common stock; or

         .        in a combination of any of the above transactions.

         Selling security holders may enter into hedging transactions from time to time in which a selling security holder may:

         . enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling security holder to close out its short positions;

         . sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with their short positions;

         . enter into option or other types of transactions that require the selling security holder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

         . loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

         Selling security holders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

         . a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

         . purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

         . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         Resales by selling security holders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling security holder's agent in the resale of the shares by the selling security holder, or the securities firm may purchase securities from the selling security holder as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. Securities may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and such selling security holders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling security holder against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

         Selling security holders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for any sales by them.

         The terms of the acquisition of shares of common stock by the selling security holder may include a provision for the sharing or reallocation of the selling security holder's costs in connection with the resale of the securities, including the cost of registering the securities issued in the acquisition and preparing and printing the amendment or supplement, commissions and other costs of resale.

         This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling security holder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling security holders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary of certain rights of the holders of our common stock. Reference is made to our restated certificate of incorporation and our by-laws, each as amended to date. See "Where You Can Find More Information" on page 13 of this prospectus for information on how to obtain copies of our restated certificate of incorporation and by-laws.

AUTHORIZED, ISSUED AND TREASURY SHARES

         We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. As of September 9, 2002, 32,227,902 shares were issued, of which 25,560,579 shares were outstanding and 6,667,323 shares were held by us as treasury stock. In addition, we are authorized to issue 500,000 shares of preferred stock which may be issued in one or more separate series. Of the unauthorized preferred stock, 160,000 shares are reserved for issuance in connection with the stockholders rights plan described below. If issued, the preferred stock may contain provisions allowing it to be converted into common stock under terms and conditions specified by our board of directors. No shares of preferred stock have been issued as of the date of this prospectus.

DIVIDEND RIGHTS

         Our board of directors, in its sole discretion, has the right to declare and pay dividends to our stockholders subject to loan covenants and business conditions. No dividend shall be declared or paid which would impair our capital stock.

VOTING RIGHTS

         Each holder of shares of common stock is entitled to one vote for each share registered in that holder's name. Voting rights may be exercised in person or by proxy. Although in general, our restated certificate of incorporation can be amended by the affirmative vote of the majority of each class of our outstanding shares of capital stock, certain provisions of our restated certificate of incorporation can only be amended by the affirmative vote of 75% of each class of our outstanding shares of capital stock. Our by-laws may be added to, altered, amended or repealed by either the affirmative vote of 75% of all classes of our capital stock or the affirmative vote of the majority of our board of directors. In addition, holders of preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to our restated certificate of incorporation that would adversely affect the preferred stock. Any other action requiring the approval of the stockholders may be authorized by a majority of the votes cast (excluding any abstentions) at any meeting at which a quorum is present, except that, if a quorum is not present at any meeting, a second meeting may be called, to be held within two months, at which second meeting, despite the absence of a quorum, valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and of the second meeting. A quorum consists of not less than 50% of the shares outstanding and eligible to vote.

PREEMPTIVE AND OTHER RIGHTS

         The shares of our common stock do not carry any preemptive or conversion rights, and there are no redemption provisions with respect to the common stock. The shares of preferred stock (if issued and outstanding) would not carry any preemptive rights, but our board of directors may specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. In the event of liquidation, each share of common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

STOCKHOLDER RIGHTS PLAN

         We have a stockholder rights plan. A dividend of one Series A Junior Preferred Stock purchase right per share of common stock was distributed to our stockholders in June 1986, so that each share of common stock also represents a right, expiring June 11, 2006, to buy 1/100th of a share of Series A Junior Preferred Stock from us for $100.00. The rights were issued pursuant to a rights agreement, dated as of June 11, 1986, as amended as of August 21, 1990, and as further amended as of May 31, 1996.

         If, on or after a distribution date (as defined in the rights agreement), an acquiring person becomes a 15% or more holder, each holder of a right, except the acquiring person, has the right to receive, upon exercise at the then current exercise price, shares of our common stock valued at twice the then applicable exercise price of the right. Similarly, on or after the distribution date, the rights may be exercisable at the then current exercise price for the other party's stock having a value of twice the exercise price if we are acquired in a merger or other business combination where we do not survive or survive with a change or exchange of our shares of common stock or if

50 percent or more of our assets, earning power or cash flow is sold or transferred. Generally, rights may be redeemed by us for five cents each prior to a stock acquisition date. The exercise price and the number of units of Series A Junior Preferred Stock or other securities or property issued upon exercise of the rights are subject to adjustment to prevent dilution if certain events occur.

         Our rights agreement contains provisions that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired, redeemed or declared invalid. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board of directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the rights should not interfere with a proxy contest.

OTHER ANTI-TAKEOVER PROVISIONS

         Provisions of the Delaware General Corporation Law and our restated certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and, together with the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock, may delay or prevent takeover attempts not first approved by our board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by stockholders. We believe that these provisions are appropriate to protect our interests and the interest of our stockholders.

         SECTION 203 OF THE DELAWARE LAW

         We are incorporated under the laws of the state of Delaware. In general, Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (generally, a stockholder owning or having the right to acquire 15% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof) from engaging in a "business combination" with a Delaware corporation for a period of three years following the time that the stockholder became an interested stockholder unless: (i) prior to that time the corporation's board of directors approved either the business combination or the transaction that resulted in a stockholder's becoming an interested stockholder,
(ii) upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by some types of employee stock ownership plans and persons who are directors and also officers of the corporation), or
(iii) on or after that time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder; this action may not be taken by written consent.

         APPROVAL OF MERGERS AND ASSET SALES

         Our restated certificate of incorporation provides that certain business combinations and other significant corporate transactions involving us and a Substantial Stockholder, as defined in our restated certificate of incorporation, require the approval of 75% of each class of our outstanding shares of common stock entitled to vote thereon.

         PROVISIONS REGARDING OUR BOARD OF DIRECTORS

         Our restated certificate of incorporation and bylaws separate our board of directors into classes and permit the removal of directors only for cause, and then only upon the affirmative vote of at least 75% of the outstanding shares of common stock. This could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of us. Our restated certificate of incorporation and bylaws provide for a board of directors having not less than three nor more than 15 members as determined from time to time by vote of a majority of the members of our board of directors. Our board of directors is divided into two classes, with directors serving staggered two-year terms. Under our restated certificate of incorporation and bylaws, our directors may be removed only for cause and then only by the vote of at least 75% of the outstanding shares of our common stock.

         MEETING OF STOCKHOLDERS; STOCKHOLDER'S MEETINGS AND PROPOSALS

         Under our bylaws, the Chairman of the board of directors or Secretary at the request in writing of a majority of our board of directors may call a special meeting of stockholders. Stockholders may not request that a special meeting of stockholders be called. This provision could delay until the next annual stockholders' meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. Our restated certificate of incorporation also provides that no stockholder action may be taken by written consent.

         The procedures governing the submission of nominations for directors and other proposals by stockholders may also have a deterrent effect on stockholder actions designed to result in a change of control. Our by-laws allow stockholders to nominate candidates for election to our board of directors. However, nominations may only be made by a stockholder who has given timely written notice to our Secretary before the annual stockholder meeting. For nominations by stockholders to be timely, the nomination must be received by our Secretary no less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure is given to stockholders, nominations will be timely if received no later than the close of business on the 10th day following the day on which the meeting notice was mailed or the meeting was first publicly announced. A stockholder's notice to us shall set forth all of the following:

o the name, age, business address and, if known, residence address of any nominees;

          o the principal occupations or employment of each nominee for the past five years;
          o number of shares of our common stock beneficially owned by each nominee;
          o    other directorships held by each nominee;
          o the names of business entities of which each nominee owns a 10% or more beneficial interest, and
          o all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted.

         In addition, the notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a director, and confirming the information with respect to him set forth in the notice.

         The notice must set forth (a) as to each nominee, any information required to be disclosed by the proxy rules of the SEC (including the nominee's written consent to being named as a nominee and to serving as a director, if elected) and (b) as to the stockholder providing the notice, (i) the stockholder's name and address, as they appear on our books, (ii) the number of shares of our stock beneficially owned by the stockholder, and (iii) a description of all arrangements or understandings between the stockholder and any other person or persons (naming the person(s)) in connection with the nomination, and any material interest of the stockholder in the nomination.

         At the board of directors' request, any person nominated by the board for election as a director shall furnish to our Secretary the information required in a stockholder's notice of nomination that pertains to the nominee. If the board of directors determines that a nomination was not made in accordance with the above procedures, the Chairman of the board of directors shall so declare to the meeting and the defective nomination shall be disregarded.

         Our by-laws allow stockholders to propose business to be brought before any stockholder meeting. However, proposals may only be made by a stockholder who has given timely written notice to our Secretary before the annual or special stockholder meeting. Under our by-laws, to be timely, notice of stockholder proposals to be made at an annual stockholder meeting must be received by our Secretary no less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure is given to stockholders, notice will be timely if received no later than the close of business on the 10th day following the day on which the meeting notice was mailed or the meeting was first publicly announced.

         The proposal must also set forth: a brief description of the business the stockholder proposes to bring before the meeting; the stockholder's name, age, business and residence address; the stockholder's principal occupation or employment; the number of shares of our common stock that are beneficially owned by the stockholder; and any material interest of the stockholder in the business.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a stockholder nomination or proposal was not made in accordance with the foregoing procedure and the defective nomination or proposal shall be disregarded and the inspectors of election shall not count any votes cast in favor thereof.

LISTING, TRANSFER AGENTS AND REGISTRARS

         Our common stock is listed for trading on the New York Stock Exchange. The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

                                  LEGAL MATTERS

         The validity of the common stock will be passed upon for us by McDermott, Will & Emery, Chicago, Illinois.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-4 that we filed with the SEC, which includes exhibits and other information not included in this prospectus.

         We file annual, quarterly and other reports, proxy statements and other information with the SEC. These reports, proxy statements and other information should be available for inspection at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of this information should be obtainable by mail, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain information by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at "http://www.sec.gov" that contains reports, proxy statements and other information relating to our company that have been filed via the EDGAR System. This material should also be available for inspection at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005. You may also obtain information about us, including copies of our SEC reports, through our website at "http://www.kellwood.com". However, the information on our website is not a part of this prospectus.

         We have filed a registration statement on Form S-4 with the SEC under the Securities Act to register our shares of common stock to be issued under this prospectus, and we may also file amendments to that registration statement. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The information that we file with the SEC later will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us and our business, financial condition and results of operations.

         This prospectus also hereby incorporates by reference the consolidated financial statements of Gerber Childrenswear, Inc. for the year ended December 31, 2001 and the quarter ended March 30, 2002, which have been filed as exhibits to this registration statement.

         This prospectus also hereby incorporates by reference the unaudited pro forma combined condensed statements of operations to give effect to the merger of one of our subsidiaries and Gerber Childrenswear, Inc. as if the merger had been completed on February 1, 2001, which have been filed as an exhibit to this registration statement.

         We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering with this prospectus and, if applicable, until the selling security holders sell all of the securities they are offering with this prospectus.

KELLWOOD SEC FILINGS (FILE NO. 1-07340)       PERIOD
---------------------------------------       ----------------------------------

Annual Report on Form 10-K                    Year ended January 31, 2002, as
                                              amended Quarterly
Report on Form 10-Q                           Quarter ended April 30, 2002, as
                                              filed on June 14, 2002
                                              Quarter ended July 31, 2002, as
                                              filed on September 12, 2002
Current Reports on Form 8-K                   Filed on April 17, 2002
                                              Filed on May 16, 2002
                                              Filed on August 29, 2002
                                              Filed on September 9, 2002
Proxy Statement on Schedule 14A               Filed on April 16, 2002

The description of the common stock in
Kellwood's registration statement filed
pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating the description; and

The description of the Series A Junior
Preferred Stock and the Series A Junior
Preferred Stock purchase rights in Kellwood's registration statement filed pursuant to
Section 12 of the Exchange Act, and any
amendment or report filed for the purpose of updating the description.

         You may obtain free copies of any of these documents by writing us at Kellwood Company, 600 Kellwood Parkway, St. Louis, Missouri 63178, or telephoning us at (314) 576-3100.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events and are based on various assumptions and subject to a wide variety of risks and uncertainties. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct.

         Our forward-looking statements are based on certain assumptions, and our operations are subject to various risks and uncertainties. Any one of these factors or any combinations of these factors could materially affect the results of our operations and cause actual results to differ materially from our expectations. These factors include but are not limited to:

          o changes in the retail environment. With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength and share of our business is trade terms. We can be negatively affected by changes in the policies or negotiating positions of our customers. Our inability to develop satisfactory programs and systems to satisfy these customers could adversely affect operating results in any reporting period;

          o changes in the relative performance of our business units that could have an adverse impact on the business units' forecasted cash flows, resulting in goodwill impairment charges;

          o    changes in trends in the market segments in which we compete;

          o the performance of our products within the prevailing retail environment;

          o customer acceptance of both new designs and newly introduced product lines;

          o    actions of competitors that may impact our business;

          o financial or operational difficulties encountered by customers or suppliers;

          o continued satisfactory relationships with licensees and licensors of trademarks and brands;

          o    the impact of economic changes, such as:

               o    the overall level of consumer spending for apparel,
               o    national and regional economic conditions,
               o    inflation or deflation,
               o    currency exchange fluctuation,
               o changes in interest rates and other capital market conditions;

          o stable governments and business conditions in the nations where our products are manufactured;

          o    the scope, nature or impact of acquisition activity; and

          o changes in our plans, strategies, objectives, expectations and intentions which may happen at any time at our discretion.

         The reader is also directed to our periodic filings with the SEC, which are incorporated herein by reference in this prospectus (see "Where You Can Find More Information") for additional factors that may impact our results of operations and financial condition).

         The words "believe", "expect", "will", "estimate", "project", "forecast", "should", "anticipate" and similar expressions may identify forward-looking statements.

         Forward-looking statements are not guarantees, as actual results could differ materially from these expressed or implied in forward-looking statements. We specifically disclaim any obligation to publicly update, modify, retract or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein, the entire contents of our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

                                     EXPERTS

         The financial statements of Kellwood Company incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Gerber and its subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, which are filed as an exhibit to this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or derived an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Kellwood contains a provision which eliminates directors' personal liability as set forth above.

         The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be indemnified; and authorizes Kellwood to buy directors' and officers' liability insurance. Indemnification provided under Section 145 is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Kellwood's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent expressly authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of Kellwood and also to persons who are serving at the request of Kellwood as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

         Kellwood has purchased liability policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

         The above discussion of the Delaware General Corporation Law and of Kellwood's Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by the statute and Restated Certificate of Incorporation.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits:

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------

3.1 Restated Certificate of Incorporation of Kellwood, as amended, incorporated herein by reference to Form 10-Q for the quarter ended July 31, 1987, filed with the Securities and Exchange Commission.

3.2 By-laws of Kellwood, as amended May 31, 2001, incorporated by reference to Kellwood's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed on April 24, 2002 with the Securities and Exchange Commission.

4.1 Rights Agreement with respect to Rights to acquire Series A Junior Preferred Stock between the Kellwood and Centerre Trust Company of St. Louis, incorporated herein by reference to Registration Statement on Form 8-A, effective June 24, 1986; Amendment dated August 21, 1990, incorporated herein by reference to Form 10-Q for the quarter ended October 31, 1990, and Amendment dated May 31, 1996 incorporated herein by reference to Form 8-A/A effective June 3, 1996, and Amendment dated November 21, 2000 incorporated herein by reference to Form 10-K.

*5.1 Opinion of McDermott, Will & Emery regarding the legality of the securities being registered.

*23.1         Consent of PricewaterhouseCoopers LLP.

*23.2         Consent of Ernst & Young LLP.

*23.3 Consent of McDermott, Will & Emery (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1          Power of Attorney, included on the signature page hereto.

*99.1 Audited Consolidated Financial Statements of Gerber Childrenswear, Inc. for the year ended December 31, 2001.

*99.2 Unaudited Consolidated Financial Statements of Gerber Childrenswear, Inc. for the quarter ended March 30, 2002.

*99.3 Unaudited pro forma combined condensed statements of operations, of Kellwood Company for the year ended January 31, 2001 and the six months ended July 31, 2002, giving effect to the merger of Gerber Childrenswear, Inc. into a subsidiary of Kellwood Company on June 26, 2002.
------------------
*Filed herewith.

ITEM 22.   UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph
(d)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 3, 2002.

                                          KELLWOOD COMPANY

                                          By:   /s/ Thomas H. Pollihan
                                             -----------------------------------
                                               Thomas H. Pollihan
                                               Senior Vice President, Secretary
                                               and General Counsel

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hal J. Upbin, W. Lee Capps and Thomas H. Pollihan each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 3, 2002:

           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/ Hal J. Upbin                   Chairman of the Board, President,
-------------------------------------          Chief Executive Officer
           Hal J. Upbin                      (Principal Executive Officer)

       /s/ W. Lee Capps, III                 Senior Vice President Finance
--------------------------------------        and Chief Financial Officer
           W. Lee Capps, III                 (Principal Financial Officer)

      /s/ Lawrence E. Hummel                   Vice President Controller
--------------------------------------        (Principal Accounting Officer)
           Lawrence E. Hummel

      /s/ Raymond F. Bentele                              Director
--------------------------------------
           Raymond F. Bentele

      /s/ Martin Bloom                                    Director
--------------------------------------
           Martin Bloom

     /s/ Kitty G. Dickerson                               Director
--------------------------------------
           Kitty G. Dickerson

      /s/ Leonard A. Genovese                             Director
--------------------------------------
           Leonard A. Genovese

      /s/ Martin J. Granoff                               Director
--------------------------------------
           Martin J. Granoff
--------------------------------------

      /s/ Jerry M. Hunter                                 Director
--------------------------------------
           Jerry M. Hunter
-
      /s/ Janice E. Page                                  Director
--------------------------------------
           Janice E. Page